UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-38736	37-1880617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Atlanta, GA		30328
(Address of principal executive offices)		(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 16, 2019, WestRock Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among WRKCo Inc., a wholly owned subsidiary of the Company (the “Issuer”), the Company, WestRock MWV, LLC (“WRK MWV”), WestRock RKT, LLC (“WRK RKT” and, together with the Company and WRK MWV, the “Guarantors”) and BofA Securities, Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc. and TD Securities (USA) LLC, as representatives of the several underwriters listed on Schedule A to the Underwriting Agreement (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Issuer $500,000,000 aggregate principal amount of its 3.900% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of its 4.200% Senior Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Notes”). The Notes were issued pursuant to an Indenture, dated as of December 3, 2018 (the “Indenture”), among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of May 20, 2019 (the “Supplemental Indenture”), among the Issuer, the Guarantors and the Trustee. Copies of the Indenture and the Supplemental Indenture are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference. The sale of the Notes closed on May 20, 2019.

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-231456) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated May 16, 2019, together with the accompanying prospectus, dated May 14, 2019, relating to the offer and sale of the Notes.

The 2028 Notes will mature on June 1, 2028 and the 2032 Notes will mature on June 1, 2032. Interest on the Notes is payable semiannually in arrears on June 1 and December 1 of each year beginning December 1, 2019.

The Notes are the Issuer’s unsecured unsubordinated obligations, ranking equally with all of the Issuer’s other existing and future unsubordinated obligations. The Notes will be effectively subordinated to any of the Issuer’s existing and future secured obligations to the extent of the value of the assets securing such obligations.

The Guarantors have guaranteed the Issuer’s obligations under the Notes.

The Notes and the Indenture restrict the Company’s and its subsidiaries’ ability to, among other things, incur liens and engage in sale and leaseback transactions. These restrictions are subject to limitations and exceptions.

The Issuer may redeem the 2028 Notes and the 2032 Notes, in whole or in part, at any time at specified redemption prices, plus accrued and unpaid interest, if any. Upon the occurrence of a change in control triggering event (as defined in the Supplemental Indenture), the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The Company received net proceeds of approximately $993,225,000 and plans to use such proceeds to redeem all of the $250.0 million principal amount of WRK MWV’s 7.375% notes due September 1, 2019, redeem all of the $350.0 million principal amount of WRK RKT’s 3.500% notes due March 1, 2020, reduce outstanding indebtedness under a 3-year term loan and under its commercial paper program and for general corporate purposes.

The above description of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in this Current Report under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

On May 16, 2019, the Company issued a press release announcing the pricing of the 2028 Notes and the 2032 Notes. A copy of the press release is incorporated by reference and attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following items are filed as exhibits to this report.

Exhibit No.	Description

1.1	Underwriting Agreement

4.1	Indenture, dated as of December 3, 2018, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of WestRock Company’s Current Report on Form 8-K, filed on December 3, 2018).

4.2	Second Supplemental Indenture, dated as of May 20, 2019, by and among WRKCo Inc., WestRock Company, WestRock MWV, LLC, WestRock RKT, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the $500,000,000 aggregate principal amount of 3.900% senior notes due 2028 and $500,000,000 aggregate principal amount of 4.200% senior notes due 2032 of WRKCo Inc.

4.3	Form of 3.900% Global Note due 2028 (included in Exhibit 4.2)

4.4	Form of 4.200% Global Note due 2032 (included in Exhibit 4.2)

5.1	Opinion of Cravath, Swaine & Moore LLP, relating to the Notes

5.2	Opinion of Robert McIntosh, Executive Vice President, General Counsel and Secretary of WestRock Company, relating to the Notes

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)

23.2	Consent of Robert McIntosh, Executive Vice President, General Counsel and Secretary of WestRock Company (included in Exhibit 5.2)

99.1	Press release, dated May 16, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: May 20, 2019	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary